                                                                    EXHIBIT 99.1

TRANSCRIPT OF THIRD QUARTER 2005 EARNINGS CONFERENCE CALL


CORPORATE PARTICIPANTS

 HOWARD HOCHHAUSER
 Martha Stewart Living Omnimedia Inc. - VP Finance and IR

 SUSAN LYNE
 Martha Stewart Living Omnimedia Inc. - President, CEO

 JIM FOLLO
 Martha Stewart Living Omnimedia Inc. - CFO


CONFERENCE CALL PARTICIPANTS

 DENNIS MCALPINE
 McAlpine Associates - Analyst

 DOUGLAS ARTHUR
 Morgan Stanley Dean Witter - Analyst

 MICHAEL MELTZ
 Bear Stearns - Analyst

 ROBERT ROUTH
 Jefferies & Company - Analyst

GARY MCDANIEL
Standard & Poor's - Analyst

 WILLIAM DREWRY
 Credit Suisse First Boston - Analyst

 PRESENTATION

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OPERATOR

 Good morning and welcome to the Martha Stewart Living Omnimedia third quarter 2005 earnings release conference call and webcast. All participants will be on a listen-only mode until the question-and-answer session of the call. At the request of Martha Stewart Living Omnimedia, this call is being recorded. [OPERATOR INSTRUCTIONS]

At this time, it is my pleasure to introduce Howard Hochhauser, Vice President of Finance and Investor Relations of Martha Stewart Living Omnimedia. Sir, you may begin when you are ready.

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 HOWARD HOCHHAUSER  - MARTHA STEWART LIVING OMNIMEDIA INC. - VP FINANCE AND IR

 Thank you very much. And good afternoon, everyone. Welcome to our conference call for the third quarter 2005 results. On the call with us today are Susan Lyne, our President and CEO; and Jim Follo, our Chief Financial and Administrative Officer.

Our prepared remarks should take about 20 minutes then we'll open it up to questions. Let me remind you, if you prefer to listen on the web, you can go to Marthastewart.com and click on the Investor Relations link and follow it to the webcast. An audio archive will be available on Marthastewart.com later today and we will leave it there for a couple of weeks and you can access it at your convenience.

Now before turning the call over to Susan, I will remind you that our discussions will contain forward-looking statements, which are made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Actual future results and trends may differ materially from the forecasts and forward-looking statements due to a variety of factors. Now let me turn things over to Susan.

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 Thank you, Howard. Good afternoon. And thank you all for joining us on our third quarter earnings conference call. It has been almost a year since I joined MSLO. I want to start by reviewing our objectives for 2005. Recognizing that a full recovery would take time, the company set five goals for the year that we believed would create momentum in the short-term and position the company for growth, going forward. They were to bring advertisers back, relaunch the daily television show, strengthen the management team through strategic hires, put our libraries to work and finally, make our how-to content available on new platforms and in new formats. All five have been met and while our third quarter results are below where we would like them, they are ahead of expectations and better than prior year.

Overall, the strongest driver in the quarter was our core Publishing business. As I said, restoring advertiser confidence and growing revenues is a top priority. With the re-energized sales team, there has been new and past clients, advertising has rebounded beyond even our own expectations.

At our flagship publication, Martha Stewart Living, third quarter ad pages grew 48% and are currently expected to double in the fourth quarter. The stronger -- the strong response from advertisers during planning season means we will go into 2006 with significantly more confidence.

Our circulation trends are equally strong. The direct mail response rate is at record high levels, and correspondingly high renewal rates confirmed the bond with our readers. As a result, we are increasing the rate base of Living, effective with the January 2006 issue.

Television, more specifically, a daily syndicated show, was our second priority this year largely because of its visibility and resulting impact across the business. Initial viewer response to the new MARTHA show has been positive. But results for the first five weeks came in under planned. The show has bettered its time period by 17% in metered markets and the fact that it is performing very strongly in some key markets is encouraging. There is a clearer sense of what viewers respond to, we have been tweaking the format and the promotions to drive more consistent results. We have a way to go yet to meet our budgeted expectations, but we are encouraged that both household and demo ratings have been moving upward in each of the last two weeks.

We already see the benefits of Martha's return to TV across other segments of our business. Web traffic is up 50% since the launch. Online subscription orders have doubled. And The Martha Rules, the first of two new books, will debut Sunday on the New York Times bestseller list at number five in advice how-to. The sales of our Martha Stewart Everyday products at K-Mart have also improved since our September 12th launch.

I am not going to spend time on the third goal, except to say that with the addition of several key executives to an already strong creative management team, we have a truly exceptional management group in place at the company today.

The final two objectives on our list have driven a rapid string of announcements, particularly over the past few months. I want to spend a moment on the strategic context for these initiatives. MSLO is, first and foremost, a content company. We are the leading content company in home and lifestyle how-to with deep libraries and an enviable team of creative experts constantly producing new ideas, information, templates and design.

In the decade and a half since Martha Stewart Living launched the Lifestyle category, the explosion of new technologies and new platforms has created both opportunities and demand. Opportunity, because great content will always be valuable. Demand, because consumers increasingly expect access to information and ideas on their own timetable and in the format of their choice. It is clear that we have to take advantage of this multi-platform universe if we want to remain the leading how-to lifestyle brand.

We looked at many opportunities and chose to start with DVDs and satellite radio because we believe they would be immediate EBITDA contributors. I should note that, while satellite radio is a guaranteed cash flow stream, it is too early to gauge the success of our recently launched DVD program. In both cases, we are enormously proud of the execution. They are unique in their categories, thanks to the company's strong, brand-savvy creative management team.

Going forward, the Internet offers the greatest opportunity, given our assets and capabilities. But to make it a real revenue driver, we have to offer more than repurposed content. To avoid significant investment funding, we are following a three-stage plan to first, upgrade our navigation and search to maximize revenue on our current site, move towards parity with our competitors and finally, deliver options and tools that enable users to interact with our content in a unique way. I will spend more time on these plans on our Q4 call. With the flow of ad dollars to the web and new research showing women 40-plus to be one of the fastest growing user groups, developing our Internet business is one of our top priorities for '06.

MSLO is more than a content company; it is also a product company, with a merchandising segment that runs on an IP model. We oversee design and branding, while our partners handle assortment, inventory and manufacturing. While the K-Mart contract accounts for about 90% of our current business, we believe we can expand the segment with new product lines and new channels of distribution.

Since bringing on a new president of merchandising in May, we have looked hard at the opportunities; sizing markets, researching consumer attitudes and assessing potential partners. Along the way, we have met with many companies looking to partner with us. The vast majority have not met the guidelines we set for ourselves. Is it a brand fit? Will it feel right to our customer? Is there a marketplace need? Does it have strategic value for the company as a whole? And is the potential return worth the investment of our time and resources?

The KB Home initiative, however, met every one of those measures. It is an ideal partnership, matching our inspirational brand with one known for quality, value, and innovation. With stylistic input on elevations, floor plans and materials, we believe we can add significant value to the homes KB builds. And for the first time, we will be able to bring together all of our products in the model homes to create a total experience for our customer. It will also be a laboratory to test concepts and products, going forward. Our guarantees will, at the very least, cover costs on the program and in success; it could be a high margin driver for the merchandising segment.

MSLO will continue to define and lead the Lifestyle category. Our team of creators will continue to bring forward imaginative ideas and ingenuous solutions that make daily life more enjoyable, more functional, more beautiful, and even more fun. And we will continue to explore and capitalize on the proliferating opportunities to deliver that content in new and evermore engaging ways. We are committed not just to turning around this company, but to seeing it realize its full potential. Investing in the future, will however; be done with our responsibilities to shareholders at the forefront -- of all we do. To that end, we expect our results will show strong year-over-year improvements in the fourth quarter and for the full year. Now, I will turn the call over to Jim Follo. Jim?

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 Thank you, Susan. In the third quarter, we continue to build on recovery with year-over-year improvements in our revenues and lower OIDA losses. The Publishing segment grew 24% -- Publishing revenue growth at 24% was the driver of our results, with improvements in advertising pages and rates per page, as well as strong circulation numbers. The fourth quarter numbers will improve even further, with ad pages in Martha Stewart Living up over 100%.

Accordingly, despite some softness in Television and higher corporate expenses, we remain on track with our previous guidance of breakeven in the second half of the year or OIDA of $11 million in the fourth quarter.

Before discussing the details behind our fourth quarter guidance, let me discuss certain expense items, which impacted our third quarter results. Our performance in the quarter was slightly ahead of our guidance, due largely on the strength of the Publishing segment, with pages up 48%. Offsetting some of the increase was higher corporate spending on research and fees related to retaining some new members of management.

The quarter also included a non-cash charge of $10.8 million, or $0.21 per share, associated with the vesting of warrants granted in connection with the airing of The Apprentice: Martha Stewart. This charge represents half of the second tranche of options that vested on the air in the first episode. And the pro-rata portion of the remaining half that will vest upon the last airing. These warrants have not been exercised and are not included as part of our share count as of September 30th.

Let me now provide you with fourth quarter guidance on a segment basis. For the fourth quarter, we expect to report OIDA of $11 million on revenue of approximately $80 million. Our operating loss is expected to be breakeven. We are assuming that an additional 400,000 shares out of a 2.5 million grant of warrants related to the television venture will vest in the fourth quarter. The valuation of these warrants is based upon the share price and the date of vesting, and accordingly, it is difficult to project with precision. Each dollar movement in our stock impacts the valuation by approximately $675,000.

Factors contributing to the fourth quarter results within each segment are as follows. For Publishing, fourth quarter revenues are expected to be approximately $40 million, while OIDA is expected to be breakeven; a year-over-year improvement of $11 million in the segment. Revenues and operating results will reflect higher advertising and circulation revenue for Martha Stewart Living magazine resulting from higher ad pages and subscription copies sold, as well as continued reductions in losses in Everyday Food due principally to lower subscription acquisition costs. This segment will also benefit from revenue related to our new radio program on SIRIUS and the benefits of two new books.

Television revenues are expected to be approximately $11 million, as we benefit from a full quarter with the new syndicated show and the launch of our DVDs. OIDA loss for the third quarter will approximate $1 million. Let me help size the DVD impact in the fourth quarter. While it is too early to talk about sales trends, based on the number of copies printed, we expect to have revenue of approximately $0.5 million to $1 million, and unit sales of 150,000 to 300,000.

Merchandising revenues in the quarter are expected to be approximately $28 million, while OIDA will be approximately $23.5 million. Revenues in the quarter will include a true-up payment related to our minimum royal guarantees with K-Mart of approximately $16 million.

We expect Internet/Direct Commerce revenues to approximate $2.5 million for the quarter and OIDA to approximate breakeven.

We expect corporate expenses to approximate $11.5 million, and amortization of non-cash compensation should approximate $3.5 million, excluding the impact of vesting of warrants issued for Mark Burnett, which will approximate $5.5 million.

This concludes the formal portion of our presentation. I would now like to turn the call over to the conference call operator for the question-and-answer portion of the session.

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OPERATOR

 Thank you. [OPERATING INSTRUCTIONS] Our first question is coming from Dennis McAlpine with McAlpine Associates.

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 DENNIS MCALPINE  - MCALPINE ASSOCIATES - ANALYST

 Thank you. Would you talk about the potential of make-good situations on the daytime show and whether those can be taken care of through other medium, i.e., the magazines or something else? And in regard to that, what sort of cross-selling have you done of the advertising into other sectors?

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 Well, let me take those one at a time. We would not be able to move make-goods to other media. That is not feasible. But at current demo ratings, we will have some make-goods, clearly. But where I think we guided last call, on the TV segment, that it would be a $45 to $50 million business, ex our DVD business. If we were at current demo ratings, it would be about a $40 to $45 million business, and essentially breakeven.

So, look, we are -- we are very focused on improving ratings. I think we have learned a lot since the show launched. This is -- because it was a live show. There was only so much we could plan for before the launch but even the tweaking we have done since September 12th has already had an impact. We -- we realized that we were trying to cram too much into shows, that we needed to let segments breathe a little bit more. We have added more how-to, more take-aways to every show because I think people love the idea that -- wow, why didn't I know that? And really feeling like they have learned something on every show. Martha is great. She is in her element in this format.

So we are very positive about the program itself. And I do think that with some additional tweaking -- we are also really trying to promote later segments in the show throughout the early part of it so people realize what is coming up and -- and will stay through the entire program. And we are trying to do earlier promotion of our special shows -- when we do a wedding show, or a special holiday show, we are trying to alert audiences earlier than -- than we initially were.

But as I said, at current demo ratings, this is about a $40 to $45 million business, and breakeven EBITDA.

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 DENNIS MCALPINE  - MCALPINE ASSOCIATES - ANALYST

 And the amount of cross-selling between various segments of the company?

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 We have done a number of large deals across both Publishing and Television, with a little bit of Internet sale in there too. I do think that the -- the fact that we had the TV show, has actually helped us to drive these very strong Publishing ad sales results. So in that sense, it has had a halo effect on the other parts of our business. In addition to the halo effect I talked about earlier.

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 DENNIS MCALPINE  - MCALPINE ASSOCIATES - ANALYST

 One last thing, on the Publishing side, at what point do you get back into profitability on Martha Stewart Living? Or is it all just the other magazines that are dragging it down at this point?

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 Well, no, as I said, our fourth quarter will be breakeven. Martha Stewart Living, actually, in the third quarter was actually profitable. We showed a relatively small loss in the quarter in the Publishing segment of about $1.8 million -- Martha Stewart being profitable. We are continuing in investment mode, as I said in Everyday Food and Body and Soul, so we are already profitable in Martha Stewart Living.

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 DENNIS MCALPINE  - MCALPINE ASSOCIATES - ANALYST

 Thank you.


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OPERATOR

 Our next question is coming from Douglas Arthur of Morgan Stanley.

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 DOUGLAS ARTHUR  - MORGAN STANLEY DEAN WITTER - ANALYST

 Yes, two questions. The decline in royalty revenue from sales at K-Mart -- can you talk about same-store trends and elaborate a little bit on the -- I think you made reference in the press release to continued softness in the Home category. Where do you see the varying different product lines playing out here at K-Mart near- term? And then, Jim, can you just update us on the number of magazine issues year-over-year in the fourth quarter? Thanks.

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 Why don't I just give you the magazine numbers. In the -- I'm sorry, the fourth quarter you asked me?

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 DOUGLAS ARTHUR  - MORGAN STANLEY DEAN WITTER - ANALYST

 Yes.


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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 In the fourth quarter we plan on for -- in '05, we plan on having our regular three issues of Martha Stewart Living, one of Baby Kids. We will have one holiday-related special issue, two issues of Everyday Food and two of Body and Soul. So incrementally in the quarter, we will have one last issue of Baby Kids and all the other schedules will actually be the same.

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 I can answer the K-Mart sales. Year-to-date, our comp store sales have been negative 4.9%. Since the launch of the MARTHA show, they have been positive 4.9%. So we are seeing some real improvement in sales. I should add that we worked very well with K-Mart through this period. They have -- they have used the launch too, to drive buyers into K-Mart stores, and have done more advertising during this period than -- than earlier in the year. But it is clearly benefiting both of us.

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 DOUGLAS ARTHUR  - MORGAN STANLEY DEAN WITTER - ANALYST

 Susan, regarding the opportunity in retail, if you look out two or three years, would it be your plan/hope to have a substantially greater retail revenues, non-K-Mart royalty base?

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 Yes. Very definitely.

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 DOUGLAS ARTHUR  - MORGAN STANLEY DEAN WITTER - ANALYST

 And do you think that is achievable or time will tell?

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 Well, obviously, time will tell, but -- but I would not be saying it on this call if I did not think that it was achievable. We believe there is a lot of growth potential in our signature line. We currently just have paint and furniture, but we see a lot of opportunity in expanding that to higher-end soft goods and to -- and to lighting, flooring. Also obviously, the -- the K-Mart -- excuse me, the KB Homes deal -- we went into not just because we think the homes themselves are an opportunity for us, but because they also give us a way to understand better the opportunity in some of the harder home areas, like cabinets and flooring and moldings and doors and windows and things that I think the Martha Stewart brand and our -- our creative expertise could bring a lot to.

We have hired a fantastic Merchandising Chief, Robin Marino, who has only been with us for under six months, I think, she has already had a huge impact in -- in helping us to understand where the opportunities lie. And has been doing an enormous amount of outreach to, just get a better sense of the opportunities for the brand.

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 DOUGLAS ARTHUR  - MORGAN STANLEY DEAN WITTER - ANALYST

 Great. Thank you.


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OPERATOR

 Thank you. [OPERATOR INSTRUCTIONS] Our next question is coming from Michael Meltz of Bear Stearns. Please go ahead.

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 MICHAEL MELTZ  - BEAR STEARNS - ANALYST

 Hi, thank you. At the Publishing group, can you give us the advertising and the circulation revenue performance for the group and then for MSL? That is my first question. Jim, can you also give us the NOL balance. And then Susan, I have another question for you after that.

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 In the Publishing group, total circulation revenues were up 12% in the quarter. Advertising revenues were up 44% in the quarter.

For Martha Stewart Living, circulation revenues were up 15% in the quarter, and advertising revenues were up 72% in the quarter. So just so you understand, the advertising revenue growth in Martha Stewart Living, obviously outstripped what we said was the 48% growth. That really is two components put at it. Our net revenue per page is higher. And a paid-page basis -- we only publicly quote MIN because that is what the public sees -- but on a paid basis, our pages are up higher than 48%.

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 MICHAEL MELTZ  - BEAR STEARNS - ANALYST

 What were they up?

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 They were up somewhere in the -- let's see, somewhere in the 60% range, somewhere in that range. That is actually about the 72% with the rate increase.

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 MICHAEL MELTZ  - BEAR STEARNS - ANALYST

 Okay. The NOL at the end of the quarter?


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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 It is somewhere in the $100 million range. That is the end of the year number. We do not really do it quarterly, but we project it about $100 million the end of the year.

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 MICHAEL MELTZ  - BEAR STEARNS - ANALYST

 And Susan, you mentioned a few times the ad momentum you have in the fourth quarter and into '06. Can you talk a little bit about, at this point, what type of commitments you have for '06?

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 I do not want to get that specific. We are still very much in the planning season. But I will tell you that -- that interest in our publications obviously would -- with Living leading the group, has been very, very strong. So as I said, we are going into '06 with a lot more confidence about what we can deliver and the -- the interest is coming from a very broad range of advertisers. Clearly -- automotive, and packaged goods and beauty and the major ad categories are all there, but it's also some of the touchier advertisers or the -- or some of the advertisers that were the first out, like financial services, that -- that are also back in.

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 MICHAEL MELTZ  - BEAR STEARNS - ANALYST

 Okay. Thank you. Actually, let me sneak in one more. Is there a related charge to the new employment agreement with the Chairman?


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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 There would be in the fourth quarter. That agreement was entered into the fourth quarter and that is in our guidance.

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 MICHAEL MELTZ  - BEAR STEARNS - ANALYST

 So that is in the $6.5 million of guidance, of the non-cash charge?

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 Well, there is both a cash and a non-cash charge. The cash charge will approximate $700,000 in the quarter. And the non-cash charge is included in that overall number.

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 MICHAEL MELTZ  - BEAR STEARNS - ANALYST

 Okay. Thank you.


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OPERATOR

 Thank you. Our next question is coming from Robert Routh of Jefferies. Please go ahead.

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 ROBERT ROUTH  - JEFFERIES & COMPANY - ANALYST

 Yes, good morning. A few quick questions. I don't know if you give this out but I was wondering if you could give any sense as to what your total ad pages are -- or have been for the quarter, both in total and for Living? As well as year-to-date for those -- Living and the other publications? And second, I was wondering if you could give us a little bit more detail on the SIRIUS satellite deal. You mentioned that is automatically going to be cash flow positive for you. I wonder if you could give us a little bit of sense as to degree of magnitude there.

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 On the page side, and I will quote in the third quarter, we -- we had -- reported 227 pages over 153 in the fourth quarter -- in the third quarter of 2004. We have had 135 ad pages in last year's fourth quarter and we are projecting those pages to double. I think -- it looks like it will be slightly more than double. On Everyday Food, the third quarter of last year, we published 64 pages and we reported 77 this year. And in the fourth quarter of last year 85, and we are expecting, 20%, 30% growth in pages there as well.

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 And on the radio business, we have said before that this is a $7.5 million a year guarantee. And that we expected EBITDA to be in the $4 to $5 million range. It will be $5 million approximately.

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 And we will be recognizing that revenue in the fourth quarter. No revenue has been recognized on that deal until the fourth quarter, which is when the program launched.

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 We will be recognizing two months worth of -- of that deal, not a full three months.

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 ROBERT ROUTH  - JEFFERIES & COMPANY - ANALYST

 Okay. Great. And just one follow-up. Given where your stock price is and the balance sheet, and projections for the future that seem to be going in the right direction, has management considered buying back any stock at present levels?


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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 Well, we look at use of cash every day here, and it is always one of the topics we evaluate. Beyond looking at it every day, we cannot comment or commit whether we will do that at this moment.

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 ROBERT ROUTH  - JEFFERIES & COMPANY - ANALYST

 Great. Thank you very much.


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OPERATOR

 Thank you. Our next question is coming from Gary McDaniel of Standard & Poor's. Please state your question.

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 GARY MCDANIEL  - STANDARD & POOR'S - ANALYST

 Hi, good morning. A couple of questions on KB Home. Can you give us any financial details on how the relationship is going to work out?

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 Well, I can tell you that the -- the initial program revenues, based on a profit-sharing arrangement -- essentially, above a base rate, we share in the gross margin.

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 GARY MCDANIEL  - STANDARD & POOR'S - ANALYST

 Okay. But you -- you can't tell us what your share is above that base rate?


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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 No. Essentially, there's a profit on a home and as the profit increases we participate in that, but we have not disclosed for confidentiality reasons, what that percentage --


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 GARY MCDANIEL  - STANDARD & POOR'S - ANALYST

 You have no estimate at this time that you can give us for what you are expected to be?

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 Not until they start selling.

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 GARY MCDANIEL  - STANDARD & POOR'S - ANALYST

 Fair enough. Also on KB Homes, I have seen some comments from KB Home that they might be less interested in having their models populated with their furniture and housewares than you are. That something that you are still negotiating?

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 No. I --


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 GARY MCDANIEL  - STANDARD & POOR'S - ANALYST

 Do you expect to be able -- I'm sorry, go ahead.

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 I think that was a -- a misunderstanding. They will be furnished with our signature furniture and our paints will be in every one of them. There are certain things that we just do not make, so at this point -- flat screen TVs and lighting and there are -- there are a lot of other products that will go into these homes. But we all anticipate the signature furniture will be there.

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 GARY MCDANIEL  - STANDARD & POOR'S - ANALYST

 Okay. And then if we could just move on to the TV shows real quick? Do you think The Apprentice is having the expected impact on brand awareness? And is there anything you can quantify as far as that goes?


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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 Well, I cannot quantify it in -- in any hard way. But, look, the -- we went into this with a very clear sense of what we would get out of it, which was exposure to a new audience. And it is encouraging that -- that every week for the last three, those numbers have been going up quite steadily. Last night, it actually broke a three rating in 18 to 49 for the first time. And there is clearly a build now. There is no question.

Anecdotally, I can tell you we see it everywhere. But I can't believe that some of that K-Mart growth we talked about and certainly our -- our increased Internet traffic is due to The Apprentice. No question.

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 GARY MCDANIEL  - STANDARD & POOR'S - ANALYST

 Okay. And one last thing. Given the underperformance of -- relative to expectations for ratings for both The Apprentice and the daytime show, do you still feel that granting 2.5 million warrants to Mark Burnett was a sound business decision?

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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 I think Mark has brought enormous value to the company. I don't think that -- that we would have attracted the level of talent to the new television show that we have -- we have the best team in the business, and they prove it every day. I think that Mark was instrumental in helping us to rethink what our daytime television could and should be. And I think we'll see the value of that over years to come. He is a -- he's extremely talented. I don't think there's a single program he's put on to the air that -- even when they don't deliver the highest ratings, they are of the highest quality. And he's -- he's the kind of partner we are very happy to have on board.

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 GARY MCDANIEL  - STANDARD & POOR'S - ANALYST

 Thank you.


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OPERATOR

 Thank you. Our next question is coming from William Drewry of Credit Suisse First Boston.


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 WILLIAM DREWRY  - CREDIT SUISSE FIRST BOSTON - ANALYST

 Hi, thanks. Just one question. I was just wondering if you could talk about advertising yields for the magazine -- for both Martha Stewart Living and Everyday Food in this period versus, maybe six months ago and year-over-year, as well, if you are willing to talk about that?

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 I can tell you that the third quarter -- so our net revenue per page up in the mid -- mid single digits on an average revenue per page.

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 WILLIAM DREWRY  - CREDIT SUISSE FIRST BOSTON - ANALYST

 Okay.


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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 And, look, I think we have seen some fairly steady improvements throughout the year; although, I cannot say exactly what the growth is.

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 WILLIAM DREWRY  - CREDIT SUISSE FIRST BOSTON - ANALYST

 So, Jim, suffice it to say, there has been a good sequential increase.

------------------------------------------------------------------------------
 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 Yes.


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 WILLIAM DREWRY  - CREDIT SUISSE FIRST BOSTON - ANALYST

 Okay. Perfect. Thank you.


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 SUSAN LYNE  - MARTHA STEWART LIVING OMNIMEDIA INC. - PRESIDENT, CEO

 I think the other thing worth noting there is that -- that with new advertisers coming into the magazine and -- and returning advertisers, those yields are significantly higher. There are obviously advertisers who have been with us for the long haul, who we have not been able to bump up as fast. But as more and more new advertisers come in, we expect that yield to grow.

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 WILLIAM DREWRY  - CREDIT SUISSE FIRST BOSTON - ANALYST

 Great. Thank you.


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OPERATOR

 Thank you. Our next question is a follow-up question coming from Dennis McAlpine of McAlpine Associates. Please go ahead.

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 DENNIS MCALPINE  - MCALPINE ASSOCIATES - ANALYST

 Thank you. With regard to Martha Stewart Living and the increase in rate base -- that is going into effect in the January issue, so you would get a portion of that in the fourth quarter? Or will that actually be the February issue? And can you talk about the increase in CPM related to that?

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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 Well, our -- the rate base goes up with the January 2006 issue, which is booked as the final issue in our fourth quarter; although the January issue tends to be a relatively small issue for us and for all other publishers. So I would not really be expecting to see any significant impact. And we'll -- our rates will be adjusted accordingly. So we expect to be -- we have increased our open page rate based upon that.

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 DENNIS MCALPINE  - MCALPINE ASSOCIATES - ANALYST

 And CPMs?


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 JIM FOLLO  - MARTHA STEWART LIVING OMNIMEDIA INC. - CFO

 Well, CPM is a function of the rate. So we will be, obviously trying to improve our rates and we expect to have a growth in our net revenue per page.

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 DENNIS MCALPINE  - MCALPINE ASSOCIATES - ANALYST

 Thank you.


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OPERATOR

 Thank you. At this time, there appear to be no further questions. This does conclude today's teleconference. [OPERATOR INSTRUCTIONS] Have a wonderful day.